As filed with the Securities and Exchange Commission on March 30, 2001

                                            REGISTRATION NO. 333-______________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                              --------------------

                             HEALTHSOUTH CORPORATION
             (Exact Name of Registrant as Specified in its Charter)
                              --------------------

             DELAWARE                                 63-0860407
   (State or Other Jurisdiction         (I.R.S. Employer Identification Number)
 of Incorporation or Organization)


               ONE HEALTHSOUTH PARKWAY, BIRMINGHAM, ALABAMA 35243
               (Address of Principal Executive Offices) (Zip Code)


                             1995 STOCK OPTION PLAN
                            (Full Title of the Plan)


            RICHARD M. SCRUSHY                                  Copy to:                                     Copy to:
           Chairman of the Board
        and Chief Executive Officer                       WILLIAM W. HORTON, ESQ.                    ROBERT E. LEE GARNER, ESQ.
          HEALTHSOUTH Corporation             Executive Vice President and Corporate Counsel     Haskell Slaughter & Young, L.L.C.
          One HealthSouth Parkway                         HEALTHSOUTH Corporation                    1200 AmSouth/Harbert Plaza
         Birmingham, Alabama 35243                        One HealthSouth Parkway                      1901 Sixth Avenue North
  (Name and Address of Agent for Service)               Birmingham, Alabama  35243                   Birmingham, Alabama  35203
              (205) 967-7116                                  (205) 967-7116                               (205) 251-1000
(Telephone Number, Including Area Code,
         of Agent for Service)

                              --------------------

              APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF
                    THE SECURITIES TO THE PUBLIC: AS SOON AS
                  PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS
                             REGISTRATION STATEMENT.

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
  TITLE OF EACH CLASS OF                                   PROPOSED MAXIMUM           PROPOSED MAXIMUM               AMOUNT OF
        SECURITIES               AMOUNT TO BE               OFFERING PRICE           AGGREGATE OFFERING            REGISTRATION
     TO BE REGISTERED             REGISTERED                 PER UNIT (1)                 PRICE (1)                   FEE (1)
--------------------------------------------------------------------------------------------------------------------------------
     Common Stock, Par          3,491,211 shares                  N/A                   $44,722,413                 $11,181
   Value $.01 Per Share
================================================================================================================================
(1)      In accordance with Rules 457(c) and (h) promulgated  under the Securities Act of 1933, the maximum  aggregate  offering price and the registration  fee are based on a price of $12.81 per share,  which represents the average of the high and low prices for the shares of HEALTHSOUTH  Corporation  Common Stock as reported on the New York Stock Exchange on March
         23, 2001.
================================================================================================================================

                                EXPLANATORY NOTE

         This Registration Statement is being filed pursuant to Instruction E of Form S-8, promulgated pursuant to the Securities Act of 1933, as amended, to register an additional 3,491,211 shares of HEALTHSOUTH Corporation Common Stock issuable pursuant to its 1995 Stock Option Plan. This Registration Statement includes a facing page, this page, the signature page, an Exhibit Index, an
Exhibit 5 Legal Opinion, and an accountant's consent. Pursuant to Instruction E, the content of HEALTHSOUTH Corporation's Registration Statements on Form S-8 (Nos. 333-02221, 333-42301, 333-49345 and 333- 33686), including the exhibits thereto, are incorporated by reference into this Registration Statement. All previously registered shares may be issued pursuant to HEALTHSOUTH Corporation's 1995 Stock Option Plan. Registration fees have been paid for all of these previously registered shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on March 30, 2001.

                               HEALTHSOUTH CORPORATION

                               By  /s/ Richard M. Scrushy
                                 --------------------------
                                      Richard M. Scrushy
                                    Chairman of the Board
                                 and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Scrushy and William T. Owens, and each of them, his attorney-in-fact with powers of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



               Signature                                      Capacity                                Date

        /s/ Richard M. Scrushy                           Chairman of the Board                 March 30, 2001
--------------------------------------                and Chief Executive Officer
          Richard M. Scrushy                                and Director


         /s/ William T. Owens                       Executive Vice President and               March 30, 2001
--------------------------------------                Chief Financial Officer
           William T. Owens                                 and Director


          /s/ Weston L. Smith                          Senior Vice President-                  March 30, 2001
--------------------------------------                 Finance and Controller
            Weston L. Smith                        (Principal Accounting Officer)


        /s/ Phillip C. Watkins                                Director                         March 30, 2001
--------------------------------------
          Phillip C. Watkins

         /s/ George H. Strong                                 Director                         March 30, 2001
--------------------------------------
           George H. Strong

          /s/ C. Sage Givens                                  Director                         March 30, 2001
--------------------------------------
            C. Sage Givens

      /s/ Charles W. Newhall III                              Director                         March 30, 2001
--------------------------------------
        Charles W. Newhall III




        /s/ John S. Chamberlin                                Director                         March 30, 2001
--------------------------------------
          John S. Chamberlin

          /s/ Joel C. Gordon                                  Director                         March 30, 2001
--------------------------------------
            Joel C. Gordon

      /s/ Larry D. Striplin, Jr.                              Director                         March 30, 2001
--------------------------------------
        Larry D. Striplin, Jr.

                                INDEX TO EXHIBITS


Exhibit No.                Description

        (4) 1995 Stock Option Plan, filed as Appendix A to HEALTHSOUTH Corporation's Definitive Proxy Statement for its 1995 Annual Meeting of Stockholders, dated May 12, 1995, is hereby incorporated by reference.

        (5)      Opinion of Haskell Slaughter & Young, L.L.C.
                 as to the legality of the shares of HEALTHSOUTH Corporation Common Stock being registered.

      (23)-1     Consent of Ernst & Young LLP.

      (23)-2     Consent of Haskell Slaughter & Young, L.L.C.
                 (included in the opinion filed as Exhibit 5).

       (24)      Powers of Attorney (see signature pages).






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